UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2014

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Dr. Raj Jammy, Senior Vice President of Intermolecular, Inc., (the “Company”) has resigned his employment effective December 31, 2014. Dr. Jammy is expected to continue to provide services to the Company as a consultant and as a member of the Company’s Scientific Advisory Board.

In connection with Dr. Jammy’s resignation and in consideration of his release of claims against the Company, the Company entered into a separation agreement with Dr. Jammy. Under the separation agreement, Dr. Jammy will receive (i) a lump sum payment of $142,500, which constitutes six months of his annual base salary; and (ii) company-paid or reimbursed premiums for COBRA continuation coverage for up to six months after the date of his resignation. The right to receive the benefits is subject to continued compliance with certain restrictive covenants and a general release of claims in favor of the Company. The foregoing description of the separation agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: December 19, 2014	By:	/s/ Bruce M. McWilliams
Bruce M. McWilliams
President and Chief Executive Officer